UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ANWORTH MORTGAGE ASSET CORPORATION
(Name of Registrant as Specified in Its Charter)

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Anworth Mortgage Asset Corporation

NEWS RELEASE

For release May 9, 2014

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS THAT ANWORTH

STOCKHOLDERS ELECT ALL SIX OF ANWORTH’S DIRECTOR NOMINEES

ISS Rejects Every One of Activist Hedge Fund Western Investment LLC’s Nominees

SANTA MONICA, Calif. – May 9, 2014 – Anworth Mortgage Asset Corporation (NYSE: ANH) today announced that Institutional Shareholders Services (ISS) one of the nation’s leading proxy advisory firms, has rejected every one of Western Investment LLC’s director nominees and recommends that Anworth stockholders vote for the election of all six of Anworth’s director nominees on the WHITE proxy card at the Company’s 2014 Annual Meeting of Stockholders, to be held on May 22, 2014.

Commenting on the ISS report, Anworth issued the following statement:

We are extremely pleased that ISS has concluded that no change whatsoever to Anworth’s Board of Directors is warranted and recognizes Anworth’s highly qualified and experienced director nominees. Under the stewardship of Anworth’s Board of Directors and management, Anworth is well-positioned to continue delivering positive results and creating long-term value for all stockholders.

With a proven track record and intense focus on building long-term stockholder value through strategic equity issuances and accretive buybacks, Anworth’s Board and management are committed to positioning the Company for increased growth, dividend income and steady investment returns. Anworth’s Board is active and engaged and our directors possess skills and experience across a wide range of disciplines and industries that are critical to Anworth’s business. Our directors and management team have more than 80 years of combined experience in the mortgage REIT industry.

We are confident that Anworth has the right Board, the right management team and the right investment strategy to deliver sustainable long-term returns to all stockholders. We strongly urge all Anworth stockholders to follow the recommendation of ISS and vote today “FOR” our director nominees on the WHITE proxy card today.

In its May 9, 2014 report, ISS stated*:

-	“It is perhaps especially telling that the key parts of the dissidents plan appear to be actions the new board has already identified and begun implementing.”

-	“[I]t is both clear that the board has been responsive to shareholders, and unclear what else a new board and new management team would do. The dissidents have not articulated, nor does there appear to be, a clear course of action that should be taken instead of what the board is currently doing: an increased share buyback, formation of a strategic review committee, creating a new strategic plan, and engaging a credible investment bank to explore strategic alternatives.”

-	“As the dissident has not made a compelling case that change at the board level is warranted, votes on the WHITE card FOR all management nominees are warranted.”

Anworth stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. We urge stockholders to vote for the Company’s six director-nominees: Messrs. Lloyd McAdams, Lee A. Ault III, Joe E. Davis, Robert C. Davis, Joseph E. McAdams and Mark S. Maron – and reject Western Investment LLC’s (“Western”) nominees on the WHITE proxy card today.

The Anworth Board urges stockholders not to sign or return any gold proxy card they may receive from or on behalf of Western. Stockholders are urged not to return the gold card, even to vote against Western’s nominees, as doing so will only cancel out any previous vote cast for the Board’s director nominees.

* Permission to use quotations was neither sought nor obtained.

If you have questions or need assistance voting your WHITE proxy card,

please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. A small part of our business also consists of home rentals, where we acquire single-family residential properties within our target markets and lease them to quality tenants. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.